EXHIBIT 21

                              LIST OF SUBSIDIARIES

            NAME                                  STATE OF INCORPORATION
            ----                                  ----------------------
Cash Registers, Incorporated                              Kentucky
Automated Retail Systems, Inc.                            Washington
Smyth Systems, Inc.                                       Delaware
Pacific Merger Corp.                                      Delaware